SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A5

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTIONS 12(B) OR (G) OF

THE SECURITIES EXCHANGE ACT OF 1934

LUVOO INT., INC.

(Exact name of small business issuer as specified in its charter)

NEVADA	20-5153993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification)

7209 Foothill Blvd., Tujunga CA	91042
(Address of principal offices)	(Zip Code)

(818)-470-0607

(Registrant s telephone number, including area code)

Securities to be registered under Section 12(b) of the Act:

None

Securities to be registered under Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

Luvoo Int., Inc.

ITEM 1.   DESCRIPTION OF BUSINESS

Luvoo Int. Inc.  owns and operates two entities; this first is luvoo.com, Inc. an online dating site, the second is Wag My Tail, Inc. which was acquired on May 25, 2007, is a pet grooming salon, a pet grooming school, and a franchisor in the pet grooming industry.

Deficit accumulated is as follows:

June 30, 2007, (1,487,935) December 31, 2006 (572,234)

Sept. 30, 2007 (Unaudited)   (1,827,610)

Operating losses are as follows:

June. 30, 2007 (915,701) December 31, 2007 (275,861)

Sept. 30, 2007 (Unaudited) (1,235,376)

Our auditors have expressed substantial doubt about the ability to continue as a going concern.

Applications filed with the United States patent and Trademark Office are as follows:

SERVICE MARK	WAGMYTAIL.COM

SERIAL NUMBER	78501133

REGISTRATION NUMBER	3028374

REGISTRATION DATE	December 13, 2005

Pending application with the USPTO

Type of Mark	SERVICE MARK

Word Mark	WAG MY TAIL

Serial Number	77249036

Filing Date	August 7, 2007

The duration of our Service Mark “Wagmytail.com” is for six years at such time the registration will be renewed for an additional six years.  So long as we continue the renewal process, we will continue the ownership of said registration. As to the “Wag My Tail” Service Mark said application has not been approved yet by the United States Patent and Trademark Office.  An application has been filed and a serial number has been assigned.  We cannot determine on whether or not the registration will be granted.

The above Service Marks are the only applications that have been filed with the USPTO and there are no others.

BUSINESS DEVELOPMENT

Luvoo.com was incorporated in January of 2004 in the State of Nevada.  Wag My Tail, Inc. was incorporated in August of 2004 in the state of California.

Neither luvoo.com, Inc. nor Wag My Tail, Inc. have entered into any bankruptcy, receivership or similar proceedings.

BUSINESS OF ISSUER

There are two businesses that Luvoo Int., Inc. operates; the first being luvoo.com an online dating web site, the second is Wag My Tail, Inc. is a pet grooming salon, a pet grooming school, and a franchisor in the pet grooming industry.

LUVOO.COM ONLINE DATING SITE:

Luvoo.com offers online dating to individuals in the U.S.A. and to many other countries.  Currently, there are over seven thousand members globally.   The services are free for the time being.  Services are all conducted online via the web site. There are many competitors in the online dating business such as match.com and eharmony.com. Luvoo’s customers are either a male or a female, and one who is looking for a relationship.  There is no government body that regulates the online dating industry.

At this time Luvoo.com does not charge membership fees nor does it anticipate charging fees in the near future. Management needs to populate the website with one hundred thousand registered free members before it begins charging membership fees. Currently there are over eight-thousand members. At this time, management does not have a determined date as to when it will achieve its desired one hundred thousand members.

Wag My Tail, Inc.

Wag My Tail offers pet grooming to dog and cat owners either at the corporate location or via the mobile grooming van.  It is an established pet grooming school.  It also offers franchise opportunities.

The business location is a modest facility that consists of three thousand square feet to where pets are groomed and students are taught how to groom a dog or a cat.  Currently, the business grooms in the upward of 100 pets per week and enrolls about five students every five weeks.

The mobile grooming van is a 2006 Ford Cutaway Triton V10 450 with Glaval Bus Shell.  It is fully contained even with a bathroom.  It grooms about seventy-five pets per month.

There are several competitors in the pet grooming industry such as Petco and Petsmart.

The pet grooming industry is not dependent on a few customers but a large one.  It is approximated that are sixty million dogs in the U.S.A alone and sixty million cats.

Currently, there is no government approval requirement to the pet grooming industry, however, in some states, to operate as a school needs approval.  Wag My Tail was registered with the State of California as a pet grooming school, however that governing body has been abolished by state regulators.

As of the filling of this form, Wag My tail is awaiting approval from the Department of Corporations, State of California, for its mobile pet grooming franchise operations.

Wag My Tail is not regulated by any environmental laws.

Currently, Wag My tail employs seven full time employees including its CEO

EXECUTIVE OFFICERS and DIRECTORS-Wag My Tail

Name	Position
L. Yvonne Vanhoek	CEO, Secretary, Director
Susan Mivelaz	Treasurer, Director

EXECUTIVE COMPENSATION-Wag My Tail

Minimal compensation has been received by any of its officers. The executive officers and employees of the Company may earn bonuses depending on the performance of the Company. Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. The Company may, with approval of the Board of Directors, in the future, arrange for and compensate some executive officers as the Company expands.

EMPLOYMENT AGREEMENTS AND STOCK OPTION PLAN-Wag My Tail

The Company has not entered into any employment agreements with its executive officers or other employees to date. The Company may enter into employment agreement with them in the near future. A stock incentive program for the executive officers of the Company will be established pursuant to which treasury stock equal to 20% of the remaining authorized shares of Common Stock of the Company will be reserved for issuance to the officers and employees if certain earning goals are achieved, and as determined by the Compensation Committee of the Board of Directors.

BOARD OF DIRECTORS-Wag My Tail

The Company’s Board of Directors presently consists of L. Yvonne Vanhoek and Mivelaz. All employee and consultant compensation, including payroll expenditures, salaries, stock options, stock incentives and bonuses, must be approved by the unanimous consent of the member of the Compensation Committee of the Company s Board of Directors. The Board of Directors will also have an Audit Committee comprised of the same members as the Compensation Committee. The Bylaws of the Company generally provide for majority approval of disinterested directors in order to adopt resolutions, including any borrowings by the Company or the issuance of any additional capital stock.

ITEM 2.   MANAGEMENT S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview:

LUVOO.COM

The Company began operations in January of 2004.  By October of the same year, it decided to discontinue its current online dating software and to write a better and more sophisticated one. October of 2005, Lourdes Van Hoek began the development of its current software with the help of Russian programmers overseen by three U.S. programmers and graphic artists.

Luvoo.com is enhanced with the creation of the Luvoo Dating Cards. Members are able to log in and print their own dating cards. He/She will then pass out his/her dating cards to anyone that is of interest to him/her. The holder of the dating card is then able to log in to Luvoo.com and view the member s profile and if interested they will make contact.

Luvoo.com offers verified member. Many members of other dating sites will upload a picture of themselves that might be years older than their current look. A member wanting to be verified will have to follow a few simple procedures to become verified.

Other members viewing the profile will then be assured that the photo of said member is a correct and up to date.

Luvoo Int., Inc.’s financial statements have been prepared assuming that Luvoo will continue as a going concern. Luvoo has generated minimal revenues since its inception and has experienced operating losses which raise substantial doubts about Luvoo’s ability to continue as a going concern.

Currently most of the Company’s revenues are from the Wag My Tail operations and not from the online dating service.

WAG MY TAIL, INC.

The Company is a California corporation organized under the laws of the state of California in 2004 to offer storefront pet grooming, mobile pet grooming, pet grooming franchises, and pet grooming schooling.

The Company began operations in September of 2004. The Company is headquartered in Tujunga, California. The corporate office grooms one hundred plus pets a week.

In January 2005, the company became a registered school with the State of California as a pet grooming school. Registration means we have met certain minimum standards imposed by the state for registered schools on the basis of our written application to the state. Registration does not mean we have met all of the more extensive standards required by the state for schools that are approved to operate or licensed or that the state has verified the information we submitted with our registration form.

Today, the company enjoys certifying up to five students every five weeks.  It has gained momentum on search engines such as google.com. For example: If you were to search the keyword, pet grooming school in Los Angeles, wagmytail.com is placed in the second position, and on yahoo.com, keyword, in number one position.

In 2006, the company began its franchise operations and was able to sell two locations one in Mission Viejo, California, the other in Fountain valley, California.

In 2007, the company entered the mobile grooming business.  This business is expanding rapidly, and plans are on the way to incorporate the mobile grooming business in the franchise agreement.

Selected Financial Data

This schedule contains summary financial information extracted from the Registrant s registration statement on Form 10-SB and is qualified in its entirety to such registration statement on Form 10-SB.

Nine months
ended
Sept. 30,
2007

Sales	$156,3760
Gross Profit	$154,016
Total expenses	1,397,174
Loss from operations	1,243,158

Loss per share	(0.02)
Total assets	$275,349
Total stockholder’s equity (deficit)	$(430,174)

The consolidated financial statements dated June 30, 2007 include the acquisition of Wag My Tail, Inc. Accordingly, the assets of Wag My Tail are included in the balance sheet and the operations of Wag My Tail are included in the statements of operations and cash flows as of Luvoo International, Inc. as of Sept. 30, 2007.

Twelve months
Ended
December 31,
2006

Operating revenues	$55,329
Total expenses	331,187
Loss from continuing operations	(275,858)

Total assets	$124,417

Twelve months
Ended
December 31,
2005

Operating revenues	$0
Total expenses	54,646
Loss from continuing operations	(54,646)

Results of Operations

Revenues.  Luvoo has recognized sales revenue in the amount of $ 156,376 for the nine months ended Sept.  30, 2007 compared to $80,175 for the year ended Dec. 31, 2006 and $0 for the year ended Dec. 31, 2005.  The increase was due to the acquisition of Wag My Tail, Inc. on May 25, 2007. The sales of Wag My Tail, Inc. are included in the financial statements from that date. Prior to that date only the revenues of Luvoo, Inc were included in the financial statements.

Cost of Revenues.  Luvoo has recognized $2,360 in cost of revenue for the nine months ended Sept 30, 2007 and $24,846 for the year ended Dec. 31, 2006 and $0 for the year ended December 31, 2005. The decrease was due to the acquisition of Wag My Tail, Inc. which is a pet service company has little cost of sales. In 2006 the cost

Of revenues were for Luvoo, Inc.'s products.

Advertising.  Costs related to Luvoo’s sales and marketing efforts are currently $ 31,548 for the 9 month period ended Sept 30, 2007 compared to $141,539 for the year ended Dec. 31, 2006 and $0 for the year ended Dec 31, 2005.

Due to limited financial resources the management determined to spend less on advertising during.

General and Administrative Expenses.  Luvoo’s general and administrative expenses consist primarily of salaries and related costs for general and corporate functions, including finance of $670, accounting of $5,800,

Facilities of $8,208 and fees for legal and other professional services of $30,088.

Luvoo general and administrative expenses for the nine months ended Sept 30, 2007 totaled $ 997,489 and $83,755 for the year ended Dec 31, 2006 and $92 for the year ended December 31, 2005. The general and administrative expenses increased due to the acquisition of Wag My Tail, Inc. and the Company's efforts to go public.

During the nine months ended September 30, 2007, the Company recognized an impairment of goodwill in the amount of $319,252, pertaining to the acquisition of Wag My Tail.

A major expense for 2007 was the conversion of 20,000,000 shares of preferred stock into common stock.  Said conversation created an $800,000 expense included in general and administrative expense.

Revenue recognition is based on the accrual principles of accounting.  Since luvoo.com has minimal revenue to report we discuss Wag My Tail.  All revenue is recognized based on the accrual method of accounting Schooling is recognized based on the accrual method of accounting since most students will sign a contract, make a down payment, and pay the balance within a two week period of attendance of the schooling.  Also, we receive students for training from state government agencies.  Those fees earned but not yet collected could take up to sixty days to be paid. Furthermore, as to our new franchise agreement, we will actually carry a note for a period on thirty-six months which will include applicable interest rates.  Both revenue as well as interest revenue will be recognized at the accrual basis.  Management operates on a hybrid method of accounting.

Luvoo Int. Inc.’s main source of income at this time is from its operations as Wag My Tail, Inc.  The company is producing revenue and showing a profit.  It is anticipated that any costs incurred as a public company will be paid by Wag My Tail, Inc. at this point.

Liquidity and Capital Resources

From inception to February 10, 2004, Luvoo had financed its operations from revenue as well as loans from shareholders. On May 25, 2007, Luvoo acquired 100% of the outstanding stock of Wag My Tail, Inc.  Actual expenses for ongoing monthly concerns of Luvoo’s operations Wag My Tail is about $16,000 per month.  From grooming over 400 pets per month and enrolling up to five students per month, without taking in consideration any franchise sales, some revenue will be generated to help sustain  operations but the Company will be dependent for the near future on additional investment capital to fund operating expenses.

Luvoo s main funding will be from its operations in Wag My Tail, Inc.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses.  The Company intends to position itself so that it may be able to raise additional funds through the capital markets.  In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

The cash requirement to operate Luvoo.com for the next twelve months is minimal.  Management anticipates spending no more than three thousand dollars for hosting services and minimal tech support with no other costs.

At this point, management has not made any efforts in securing additional sources of financing.

The Company will incur certain costs as a result of being a public company.  These costs are minimal since the majority of the cost is amounts paid in securing audited financial statements.  Management anticipates payment for these services from its Wag My Tail operation.  It is anticipated that the auditing fees will be less than $20,000 with perhaps an additional $10,000 cost in the preparation and filing of annual and quarterly reports.

Luvoo has recognized the need to establish sixty more regional locations similar to its Wag My Tail operations in the Los Angeles area to where each location will be responsible for pet grooming, pet grooming school, and a regional franchise operations center.   At this point Luvoo will only expand at a pace of one location at a time and from its own profits, should said profits be sufficient in the establishment of an additional location.

Should Wag My Tail incur revenue far in excess of expense, management might elect to expand into other regions within the U.S.   Capital required to expand operations into other regions are anticipated to be at $100,000 per region which includes six months of operating expenses.  A newly developed region will offer in house grooming, grooming school, and support for franchises should any exist within said region.

Since the acquisition of Wag My Tail, cash flows have been affected since Wag My Tail is generating revenue on a daily basis.

General and Administrative expense in 2007 is increased by $800,000 which is a direct result of converting 20,000,000 shares of preferred stock into common stock.

Currently, Luvoo.com operational expenses are at a minimum.  Management is concentrating its efforts on Wag My Tail business in infrastructure. Schooling, franchising, mobile grooming services and salon grooming services should generate enough revenue to sustain all expenses in the next twelve months.

From inception, the CEO has loaned luvoo.com as well as Wag My Tail, Inc. $377,497.00 and $272,000.00 respectively. The loans are to be paid at a rate of 8% annually. The loans are to be paid if profitability is available or suspended until such time as the company has profits.  The loan pay back could also be suspended by the CEO at any given moment of time if the CEO elects to allow the Company to use the proceeds for expansion such as the addition of another regional operation.

Recent Accounting Pronouncements

In June 1998, the FASB issued SFAS No. 133, Accounting for Derivatives and Hedging Activities, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities.  SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999.  As Luvoo does not currently engage in derivative or hedging activities there will be no impact to Luvoo results of operations, financial position or cash flow upon the adoption of this standard.

In October 1998, the FASB issued SFAS No. 134, Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise, which establishes standards for certain activities of mortgage banking enterprises.  SFAS No. 134 is effective for fiscal years beginning after December 15, 1998.  The adoption of SFAS No. 134 will not have an impact on Luvoo results of operations, financial position or cash flow.

Effective for the reporting periods after March 15, 2005, Companies are required to account for the issuance of share-based payments in accordance with Statement of Financial Standard No. 123R. This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS 123R requires companies  to value issuance of Common Stock, stock options and stock warrants at  fair  value upon the completion of services rendered. For public companies, this fair value is arrived at by using an econometric model to take into consideration variability of stock price, tax-free interest rate and time-value of money.  The Company has not elected to retroactively apply such accounting principle to the 2004 reporting period. The Company will conform with SFAS 123R in future reporting periods.

FIN 46(R), Consolidation of Variable Interest Entities, applies at different dates to different types of enterprises and entities, and special provisions apply to enterprises that have fully or partially applied Interpretation 46 prior to issuance of Interpretation 46(R).  Application of Interpretation 46 or Interpretation 46(R) is required in financial statements of public entities that have interests in variable interest entities or potential variable interest entities commonly referred to as special-purpose entities for periods ending after March15, 2003.  Application by public entities (other than small business issuers) for all other types of entities is required in financial statements for periods ending after March 15, 2004.  Application by small business issuers to entities other than special-purpose entities and by non-public entities is required at various dates in 2004 and 2005.  There is no impact on the Company’s financial statements.

In March2004, the FASB issued SFAS Statement No. 153, Exchanges of Non monetary Assets. The statement is an amendment of APB Opinion No. 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. The adoption of this standard did not have a material impact on its financial statements.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections (SFAS No. 154), which replaced Accounting Principles Board Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 changes the requirements for the accounting for and reporting of a change in accounting principles. It requires retrospective application to prior period’s financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after March 15, 2005.  The impact on the Company’s operations will depend on future accounting pronouncements or changes in accounting principles.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting and disclosure for uncertain tax positions, as defined. FIN 48 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. This interpretation is effective for fiscal years beginning after March15, 2006. The Company is assessing FIN 48 and has not yet determined the impact that the adoption of FIN 48 will have on its consolidated results of operations or financial condition.

In September 2006, the FASB issued SFAS No.157, Fair Value Measurements (SFAS 157).  SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosure requirements regarding fair value measurement. Where applicable, this statement simplifies and codifies fair value related guidance previously issued within United States of America generally accepted accounting principles.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The Company will adopt this pronouncement effective January 1, 2008 and does not anticipate any material impact on its financial condition or results of operations due to the adoption of SFAS No. 157.

ITEM 3.   PROPERTIES

Luvoo maintains its offices at 7209 Foothill Blvd, Tujunga, CA 91042, pursuant to a three year lease commencing on April 1, 2007. The initial rent is $3,200 per month. Luvoo does not own any real estate. Luvoo believes that it currently has sufficient space to carry on its operations for the foreseeable future.

ITEM 4.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of Jan. 1, 2008 with respect to the beneficial ownership of the Common Stock of (1) each of our directors, each of our executive officers and all of our executive officers and directors as a group, and (2) each stockholder known by Luvoo to be the beneficial owner of 5% or more of the Common Stock, and the percentage of Common Stock so owned.

As used in this table, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable.  Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated.  The address of those individuals for which an address is not otherwise indicated is:  7209 Foothill Blvd, Tujunga, CA 91042.

Beneficial Ownership of Management

Name of Beneficial Owner	Number of Shares	% of Shares

Lourdes Yvonne Van Hoek	80,125,250 Common	79.39%

TOTAL	80,125,250 Common	79.39%

ITEM 5.   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table and text sets forth the names and ages of all of Luvoo directors and executive officers as of January 1, 2008.  All of the directors will serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal.  Executive officers serve at the discretion of the board of directors, and are appointed to serve until the first board of directors meeting following the annual meeting of stockholders.

Name of Individual	Age	Position with Company

Lourdes Y. Van Hoek	41	President, Secretary and Chairman of the Board

Sue Mivelaz	46	Treasurer and Director

Both Ms Van Hoek and Ms Mivelaz have been directors since 2004 and continue to be so.

Lourdes Van Hoek, President, Secretary, and Chairperson:  Ms. Van Hoek has extensive background in financing, business infrastructure, and education.  She is approved by the Bureau for Private Post Secondary and Vocational Education BPPVE as the director and head instructor for the Wag My Tail Pet Grooming School.  She is approved by the Department of Corporations, State of California as the CEO of the franchise operations of Wag My Tail.  She has been a certified tax preparer licensed in the State of California.  Among many careers, she was also the Executive Vice President of an online auction company.  Lourdes has surrounded herself with programmers and marketers to make Luvoo.com a success.  She overseas the daily operations of the Company from new developments, to marketing, to legal, financing, and the entire business operations on an ongoing basis.

In 2003, Lourdes was self employed operating as a bookkeeper and consulting services.  Since 2004 and to the present she has been full time with the luvoo.com and the Wag My Tail operations as the CEO of both companies.

Sue Mivelaz, Treasurer, Director:   Ms. Mivelaz overseas the entire bookkeeping and the accounting department of the Company.  She has been a certified tax preparer since 1994 in the State of California.  She has extensive background in tax law.  She has represented many individuals as well as corporations before the Internal Revenue Service.  Along with her tax knowledge, Sue has extensive knowledge in the preparation of financial statements for individuals, partnerships, as well as corporations.  Sues knowledge will be a great asset to the Company in assuring its financials are well and accurately represented.

Since 2003 to the present Sue has been self employed as a bookkeeper and a tax preparer.

ITEM 6.   EXECUTIVE COMPENSATION

The following table sets forth the approximate annual cash remuneration that we will pay our Officers and Directors during 2008 for work performed during 2008..

NAME [2]	POSITION	SALARY[1,2]

Lourdes Y. Van Hoek	President, Secretary, Chairman of the Board	$60,000

Sue Mivelaz	Treasurer, Director	$40,000

The following table sets forth the compensation paid during 2007.

NAME	SALARY	BONUS	STOCK OPTIONS ISSUED	WARRANTS ISSUED
Lourdes Y. Van Hoek	0	0	0	0
Sue Mivelaz	0	0	0	0

Footnotes to Executive Compensation:

1.

Managements base salaries can be increased by our Board of Directors based on the attainment of financial and other performance guidelines set by our management.

2.

Our Board of Director members serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified, unless earlier removed as provided in our Bylaws.  Executive Officers serve at the pleasure of the Board of Directors.

No  Executive Compensation was paid during 2007.

Employment Agreements

Luvoo does not currently have any employment agreements with its officers or directors.

Board of Directors

During the year ended December 31, 2006, no meetings of the Board of Directors were held; all corporate actions were conducted by unanimous written consent of the Board of Directors.  Directors may be paid their expenses for attending each meeting of the directors and may be paid a fixed sum for attendance at each meeting of the directors or a stated salary as director.  No payment precludes any director from serving Luvoo in any other capacity and being compensated for the service.  Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Option Grants

No stock options were granted by Luvoo for the fiscal year ended 2006.

Stock Option Plans

Luvoo currently does not have any stock option plan.

ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 25, 2007 Luvoo acquired 100% of Wag My Tail, Inc.  Lourdes Y. Van Hoek, the President of Luvoo was the majority shareholder of Way My Tail, Inc. and continues to be the President of Wag My Tail, Inc.  Ms. Van Hoek did not receive any cash from the transaction.   Her ownership common share amount in Wag My Tail was transferred into Luvoo Int. Inc’s common stock at 5,305,000 shares.

As of Jan. 1, 2008, Ms. Van Hoek, the President of both Luvoo and Wag My tail has loaned $377,497.00 to Luvoo and $272,000  with interest at 8% per annum being paid interest only beginning in 2008 converted to interest and principal in 2009.   No interest or principal payments have been made on these loans.

ITEM 8.   LEGAL PROCEEDINGS

Luvoo, Int., Inc. is not a party to any pending or threatened legal proceeding.

ITEM 9.   MARKET PRICE OF AND DIVIDENDS ON REGISTRANT S Common EQUITY AND OTHER

STOCKHOLDER MATTERS

Market Information

Since February 2004, Luvoo s Common Stock has been traded on the Unsolicited Pink Sheets under the symbol LUVT.  Prior to that date, Luvoo Common Stock traded under the symbol EDLL as its name was eDollars, Inc. The trading market is limited and sporadic and should not be deemed to constitute an established trading market.  The following table sets forth the high ask and low bid information for each fiscal quarter since Luvoo Common Stock has been quoted on the NASD unsolicited Pink Sheets on September 17, 1998.  The bid information was obtained from Bloomberg and FinancialWeb.com and reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. All prices reflect the 1-for-3 forward stock split effective April 15, 1999 and the 1-for-3 reverse stock split effective September 23, 1999.

Until we have been a reporting company for a period of 90 days, only shares that have been held for 12 months will be eligible to be sold pursuant to Rule 144.  As of March 12, 2008, 20,800,000 shares have been held for the requisite 12 month period.  After we have been a reporting company for a period of 90 days, shares that have been held for a period of six months may be sold pursuant to Rule 144, subject to the requirements therein.

Fiscal Year Ended December 31, 2005	High	Low

Quarter Ended March 31, 2005	$0.02	$0.02
Quarter Ended June 30, 2005	$0.02	$0.02
Quarter Ended September 30, 2005	$0.02	$0.00
Quarter Ended December 31, 2005	$0.02	$0.00

Fiscal Year Ended December 31, 2006	High	Low

Quarter Ended March 31, 2006	$0.15	$0.02
Quarter Ended June 30, 2006	$0.25	$0.15
Quarter Ended September 30, 2006	$0.25	$0.03
Quarter Ended December 31, 2006	$0.40	$0.03

Fiscal Year Ending December 31, 2007	High	Low

Quarter Ended March 31, 2007	$0.40	$0.09
Quarter Ended June 30, 2007	$0.15	$0.07
Quarter Ended Sept. 30, 2007	$0.13	$0.05
Quarter Ended Dec. 31, 2007	$0.08	$0.01

As of June 30, 2007, the number of security holders of record of the Common Stock was 68.  As of such date, 100,920,114 shares were outstanding.

There are none of the Company’s common equity which is subject to outstanding options or warrants to purchase, nor securities convertible into, common equity of the registrant.

Under the new Rule 144 holding periods all of the outstanding shares of the company are over 6 months old and thus would be subject to sale under Rule 144.

The Company does not have any current plans or proposals to publicly offer common equity.

ITEM 10   RECENT SALES OF UNREGISTERED SECURITIES

The following is information for all securities that Luvoo sold since inception without registering the securities under the Securities Act.

On February 10, 2004, the Company issued 82,000,000 shares of Common stock to its officers and directors in consideration of pre formation services and initial capital contributions under Section 4(2) of the Securities Act of 1933 as this issuance was not a public offering by the issuer.

In February and March of 2004, the Company issued 14,000,000 shares of Common Stock pursuant to a 504 offering at $0.01 per share.  This 504 was done in the State of Texas under a registered offering with the State of Texas.

On June 5th, 2006, Luvoo issued 15,000,000 Common shares to Lourdes Van Hoek and 15,000,000 common shares to George Tannous in exchange for 100% of the assets of Luvoo, Inc. under Section 4(2) of the Securities Act of 1933 as this issuance was not a public offering by the issuer.

On September 22nd, 2006, Luvoo issued 5,000,000 Preferred A shares to Lourdes Van Hoek as part of the exchange agreement with Luvoo, Inc. under Section 4(2) of the Securities Act of 1933 as this issuance was not a public offering by the issuer.

In January and February of 2007, Luvoo issued 20,000,000 shares of Common Stock pursuant to a 504 offering at $0.01 per share.  This 504 was done in the State of Nevada under a registered offering with the State of Nevada.

In May of 2007, Luvoo issued 7,904,400 shares of Common Stock to Wag My Tail pursuant to the acquisition agreement under Section 4(2) of the Securities Act of 1933 as this issuance was not a public offering by the issuer.

In 2007, Luvoo issued 80,000,000 shares of Common Stock due to conversion of Preferred Stock.

ITEM 11.   DESCRIPTION OF SECURITIES

Luvoo is authorized by its Articles of Incorporation to issue an aggregate of 500,000,000 shares of Common Stock, par value $.001 per share and 50,000,000 shares of Preferred Stock. The Preferred Stock carries a 4:1 conversion and voting rights. As of May 31, 2007 there were 100,920,114 Common shares issued held by 68 shareholders.

All shares have equal voting rights.  Voting rights are not cumulative, and, therefore, the holders of more than 50% of the Common Stock of Luvoo could, if they chose to do so, elect all of the Directors.

Upon liquidation, dissolution or winding up of Luvoo, the assets of Luvoo will be distributed pro rata to the holders of the Common Stock.  The holders of the Common Stock do not have preemptive rights to subscribe for any securities of Luvoo and have no right to require Luvoo to redeem or purchase their shares.

Holders of Common Stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of Luvoo, out of funds legally available therefor.  Luvoo has not paid any cash dividends on its Common Stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

ITEM 12.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

As authorized by Section 78.751 of the Nevada General Corporation Law, Luvoo may indemnify its officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in the best interests of Luvoo.  If the legal proceeding, however, is by or in the right of Luvoo, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to Luvoo unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer.  These financial arrangements may include trust funds, self insurance programs, guarantees and insurance policies.

Article 12 provides that no director or officer shall be personally liable to Luvoo or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of  law or (ii) the payment of dividends in violation of Section 78.300 of the  Nevada Revised Statutes. Article 11 of the bylaws provides that every officer or director of Luvoo will not be liable for damages incurred in connection with his actions as a director or officer to the fullest extent permitted by law.

Luvoo has been advised that it is the position of the Securities and Exchange Commission (the Commission) that insofar as the provision of Luvoo Articles of Incorporation, as amended, and By-laws may be invoked for liabilities arising under the Securities Act, the provision is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 13.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See Index to Financial Statements on page F-1.

ITEM 14.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15.   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements

(b)  Exhibits

Exhibit	Description
3.1	Articles of Incorporation*
3.2	Certificate of Amendment of Articles of Incorporation*
3.3	By-laws*
10.1	Acquisition Agreement*

Report of Independent Registered Public Accounting Firm

F-2

Balance Sheet

F-3

Statements of Operations

F-4

Statement of Stockholders’ Equity

F-5

Statements of Cash Flows

F-6

Notes to the Financial Statements

F-7

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Luvoo International, Inc.

We have audited the accompanying  consolidated balance sheets of Luvoo International, Inc. as of the six months ended June 30, 2007 and the year ended December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the six months ended June 30, 2007 and the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Luvoo International, Inc. as of the six months ended June 30, 2007 and the year ended December 31, 2006 and the results of its operations and its cash flows for the six months ended June 30, 2007 and the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 11 to the financial statements, the Company has accumulated deficit of $1,487,935 as of June 30, 2007 and has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 11.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

May 23, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

LUVOO INTERNATIONAL, INC.
Consolidated Balance Sheets (Restated)

ASSETS
	June 30,	December 31,
	2007	2006
CURRENT ASSETS

Cash	$25,868	$-
Accounts receivable	17,154	-
Prepaid expenses	47,000	7,000
Other current assets	1,320	-

Total Current Assets	91,342	7,000

PROPERTY AND EQUIPMENT, net	136,689	117,417

OTHER ASSETS

Purchased software	56,171	-

Total Other Assets	56,171	-

TOTAL ASSETS	$284,202	$124,417

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued expenses	$37,509	$10,130
Related party payables	668,606	380,271

Total Current Liabilities	706,115	390,401

NON-CURRENT LIABILITIES	-	-

TOTAL LIABILITIES	706,115	390,401

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, $0.001 par value, 50,000,000 shares
authorized, -0- shares issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized,
108,822,514 and 920,114 shares issued and outstanding, respectively	108,822	920
Additional paid in capital	1,276,452	305,330
Deficit accumulated during the development stage	(1,807,187)	(572,234)

Total Stockholders' Equity (Deficit)	(421,913)	(265,984)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$284,202	$124,417

The accompanying notes are an integral part of these financial statements.

LUVOO INTERNATIONAL, INC.
Consolidated Statements of Operations (Restated)

	For the Six	For the	For the
	Months Ended	Year Ended	Year Ended
	June 30,	December 31,	December 31,
	2007	2006	2005

SALES	$54,630	$80,175	$-

COST OF SALES	2,353	24,846	-

GROSS PROFIT	52,277	55,329	-

EXPENSES

Advertising	24,899	141,539	-
Research and development	19,753	51,130	-
Impairment of goodwill	319,252	-	-
Depreciation	27,529	54,763	54,554
General and administrative	895,741	83,755	92

Total Expenses	1,287,174	331,187	54,646

LOSS FROM OPERATIONS	(1,234,897)	(275,858)	(54,646)

OTHER INCOME (EXPENSES)

Interest expense	(56)	(3)	-

Total Other Income (Expenses)	(56)	(3)	-

NET LOSS	$(1,234,953)	$(275,861)	$(54,646)

PER SHARE DATA:

Basic loss per common share	$(0.02)	$(0.30)	$(0.06)

Weighted average number of
common shares outstanding	54,871,314	920,114	920,114

The accompanying notes are an integral part of these financial statements.

LUVOO INTERNATIONAL, INC.
Consolidated Statements of Stockholders' Equity (Restated)

				Deficit
				Accumulated
			Additional	During
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage

Balance January 1, 2005	920,114	$920	$305,330	$(241,727)

Net loss for the year
ended December 31, 2005	-	-	-	(54,646)

Balance, December 31, 2005	920,114	920	305,330	(296,373)

Net loss for the year
ended December 31, 2006	-	-	-	(275,861)

Balance, December 31, 2006	920,114	920	305,330	(572,234)

Common shares issued for
cash at $0.01 per share	20,000,000	20,000	180,000	-

Common shares issued for
services at $0.01 per share	80,000,000	80,000	720,000	-

Common shares issued for
subsidiary at $0.01 per share	7,902,400	7,902	71,122	-

Net loss for the six months
ended June 30, 2007	-	-	-	(1,234,953)

Balance, June 30, 2007	108,822,514	$108,822	$1,276,452	$(1,807,187)

The accompanying notes are an integral part of these financial statements.

LUVOO INTERNATIONAL, INC.
Consolidated Statements of Cash Flows (Restated)

	For the Six
	Months Ended	For the Years Ended
	June 30,	December 31,
	2007	2006	2005
CASH FLOWS FROM OPERATING
ACTIVITIES

Net loss	$(1,234,953)	$(275,861)	$(54,646)
Adjustments to reconcile net loss to cash
used in operating activities:
Depreciation	27,529	54,763	54,554
Impairment of goodwill	319,252	-	-
Common stock issued for services	800,000	-	-
Change in operating assets and liabilities:
Change in accounts payable and
accrued expenses	(305,659)	3,131	-

Net Cash Used in Operating Activities	(393,831)	(217,967)	(92)

CASH FLOWS FROM INVESTING
ACTIVITIES

Purchase of technology	(56,171)	-	-
Purchase of property and equipment	(12,465)	(8,519)	-

Net Cash Used In Operating Activities	(68,636)	(8,519)	-

CASH FLOWS FROM FINANCING
ACTIVITIES

Loans from related parties	288,335	206,271	20,000
Common stock issued for cash	200,000	-	-

Net Cash Provided By Financing Activities	488,335	206,271	20,000

INCREASE (DECREASE) IN CASH	25,868	(20,215)	19,908

CASH AT BEGINNING OF PERIOD	-	20,215	307

CASH AT END OF PERIOD	$25,868	$-	$20,215

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash Paid For:
Interest	$56	$3	$-
Income Taxes	-	-	-

Non Cash Financing Activities:
Common stock issued for subsidiary	$79,024	$-	$-

LUVOO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS ENDING JUNE 30, 2007 AND

DECEMBER 31, 2006 and 2005

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business activity and industry – The Company is a Nevada corporation organized in January of 2004 to offer on-line dating services to subscribers world wide.

Cash and cash equivalents – For purposes of the statement of cash flows, the Company considered all highly liquid debt instruments, including short-term treasury bills with a maturity of three months or less, to be cash equivalents.

Fixed assets – Fixed assets are carried at cost. Depreciation is computed using the straight-line method over estimated useful lives of the cost and related accumulated depreciation is removed from the accounts, and of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized and the cost recovered through depreciation methods.

Organization costs – The organization costs incurred in the capitalization and start up of the operation were expensed.

Advertising – The Company expenses advertising costs in the period in which they are incurred.

Research and development – The Company expenses research and development costs in the period in which they are incurred.

Income taxes – Deferred income taxes are provided for differences between reporting for financial statement and tax purposes arising from the method of accounting for California franchise taxes, depreciation, and bad debt expenses. Net operating losses are carried forward to future years in accordance with IRS and Franchise Tax regulations. A provision for income taxes is shown on the income statement when the corporation incurs a tax liability.

Stock-based compensation .. – The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

LUVOO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS ENDING JUNE 30, 2007 AND

DECEMBER 31, 2006 and 2005

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic (Loss) per Common Share – Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of June 30, 2007 and December 31, 2006 and 2005.

Use of Estimates –The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition Policies –The Company is the businesses of providing pet grooming services and of training pet groomers. The Company recognizes revenues from its grooming services when the services are performed and accepted by the customer. The Company recognizes tuition revenue over the term of the training period. Prepayments of tuition from trainees are recorded as deferred income. Tuition due from trainees upon completion of the pet grooming course is recorded as accounts receivable.

2. CAPITALIZATION –

The Company has authorized 500 million shares of stock at a par value of $.001. The Company completed a 100 to 1 reverse split of its common stock effective as of the close of business on October 20, 2006. This has resulted in 920,114 shares of common stock outstanding at a par value of $.001.

The Company has also authorized 50 million shares of Preferred stock at a par value of $.001 of which 20,000,000 shares were outstanding and converted into 80,000,000 shares of the company’s common shares of stock in January of 2007.

During 2007 the Company completed a 504 offering of which 20,000,000 shares of common stock were issued for $200,000.

LUVOO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS ENDING JUNE 30, 2007 AND

DECEMBER 31, 2006 and 2005

3. ACQUISITION –

On May 25, 2007 the Company acquired Wag My Tail, Inc. (WMT) a California corporation for 7,902,400 shares of common stock valued at $0.01 per share. There are no additional or contingent payments due in the transaction. WMT is a pet grooming salon and grooming school, and mobile groomer.  The Company’s management determined that an acquisition of a profitable entity within the pet and pet grooming industry could create multiple cross-promotion and branding opportunities that could be beneficial to both entities.  At the time the acquisition was consummated, both the Company and WMT were majority-owned by the Company’s president.  Because of this fact, the Company’s financial statements have been retroactively restated so as to present the combined financial position and operations of Luvoo International and WMT for the periods the entities were under common control.  Non-controlling ownership interests have been reflected as a minority interest until the date of acquisition.

The acquisition was accounted for as a purchase, pursuant to FASB 141, Appendix D, paragraphs D-12 through D-18. Because both entities were under common control at the time of purchase, the assets and liabilities of the controlling party acquired by the Company were transferred at historical cost, whereas the assets and liabilities of non-controlling shareholders were transferred at market value. The Company recorded goodwill of $319,252 pertaining to the purchase of WMT because the carrying value of WMT’s net assets was less than the price paid to acquire the net assets. However, management determined that the goodwill should be fully impaired, due to the fact that the Company has not achieved sustained profitable operations to date.  Accordingly, the Company recognized an impairment of goodwill during the period in the amount of $319,252. The acquisition is part of the Company’s plan to provide a wide range of revenue generating services to the public.

4. PRINCIPLES OF CONSOLIDATION –

The Company consolidated financial statements items include the operations of luvoo.com for the six months ended June 30, 2007 and the years ended December 31, 2006 and 2005 and it wholly owned subsidiary Wag My Tail Inc. from May 25, 2007 to June 30, 2007.

5. NOTES PAYABLE –

Notes payable to consist of the following:

Notes payable, interest only at 6.0 percent per annum, with a balloon payment of the balance on December 31, 2009.

LUVOO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS ENDING JUNE 30, 2007 AND

DECEMBER 31, 2006 and 2005

6. PROPERTY AND EQUIPMENT –

The components of Property and Equipment as of June 30, 2007 are as follows:

	Cost	Life
Software	$6,000	3 years
Computer Equipment	275,040	3 years
Office Equipment	2,519	5 years
Automobiles	6,180	5 years
Office Furniture	13,909	7 years
Leasehold Improvements	20,695	5 years

	324,343
Accumulated Depreciation	(187,654)

Net Property and Equipment	$136,689

The Company depreciates its property and equipment using the straight-line method.

7. INTANGIBLE ASSETS –

The Company has purchased software to be used in its inter net dating service. The cost of the software will be amortized over its estimated useful life on 5 years beginning on July 1, 2007.

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

LUVOO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS ENDING JUNE 30, 2007 AND

DECEMBER 31, 2006 and 2005

8. RECENT ACCOUNTING PRONOUNCEMENTS –

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

In June 2006, the Financial Accounting Standards Board  issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.  The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

LUVOO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS ENDING JUNE 30, 2007 AND

DECEMBER 31, 2006 and 2005

8. RECENT ACCOUNTING PRONOUNCEMENTS – (Continued)

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

9. INCOME TAXES –

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109

Requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

LUVOO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS ENDING JUNE 30, 2007 AND

DECEMBER 31, 2006 and 2005

9. INCOME TAXES –(Continued)

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to net loss before provision for income taxes for the following reasons:

	June 30,	December 31,
	2007	2006
Income tax expense at statutory rate	$311,338	$93,792
Common stock issued for services	(272,000)	(-0-)
Valuation allowance	(39,338)	(93,792)
Income tax expense per books	$-0-	$-0-

Net deferred tax assets consist of the following components as of:

	June 30,	December 31,
	2007	2006
NOL Carryover	$213,073	$173,735
Valuation allowance	(213,073)	(173,735)

Net deferred tax asset	$-0-	$-0-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

10. COMMITMENTS –

The Company leases a 2,700 square facility for $2,700 per month. The term of the lease is for five years.

LUVOO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS ENDING JUNE 30, 2007 AND

DECEMBER 31, 2006 and 2005

11. GOING CONCERN –

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has accumulated deficit of $1,487,935 as of June 30, 2007.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

12.   RESTATED FINANCIAL STATEMENTS –

The accompanying financial statements have been restated so as to correctly reflect the acquisition of Wag My Tail as a transfer of assets and liabilities between companies under common control.  Specifically, the accompanying financial statements have been retroactively restated so as to present the combined financial position and operations of Luvoo International and WMT for the periods the entities were under common control.  Additionally, the assets and liabilities transferred have been revalued, such that those under control of the majority owner are valued at historical cost, and those owned by non-controlling shareholders are valued at market value.  This change resulted in a revised goodwill figure, and a change to the corresponding impairment of goodwill.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPT. 30, 2007

LUVOO INTERNATIONAL, INC. UNAUDITED

Consolidated Balance Sheets

ASSETS
	September 30,	December 31,
	2007	2006
CURRENT ASSETS
Cash	$17,947	$-
Accounts receivable	12,746	-
Prepaid expenses	47,000	7,000
Other current assets	1,242	-

Total Current Assets	78,935	7,000

PROPERTY AND EQUIPMENT, net	140,243	117,417

OTHER ASSETS
Purchased software	56,171	-

Total Other Assets	56,171	-

TOTAL ASSETS	$215,349	$124,417

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$47,928	$10,130
Related party payables	657,595	380,271

Total Current Liabilities	705,523	390,401

NON-CURRENT LIABILITIES	-	-

TOTAL LIABILITIES	705,523	390,401

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 50,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 108,822,514 and 920,114 shares issued and outstanding, respectively	108,822	920
Additional paid in capital	1,276,452	305,330
Deficit accumulated during the development stage	(1,815,448)	(572,234)

Total Stockholders' Equity (Deficit)	(430,174)	(265,984)
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$275,349	$124,417

LUVOO INTERNATIONAL, INC. UNAUDITED

Consolidated Statements of Operations

	For the Nine	For the	For the
	Months Ended	Year Ended	Year Ended
	Sept. 30,	December 31,	December 31,
	2007	2006	2005

SALES	$156,376	$80,175	$-

COST OF SALES	2,360	24,846	-

GROSS PROFIT	154,016	55,329	-

EXPENSES

Advertising	31,548	141,539	-
Research and development	19,753	51,130	-
Amortization of goodwill	319,252	-	-
Depreciation	29,132	54,763	54,554
General and administrative	997,489	83,755	92

Total Expenses	1,397,174	331,187	54,646

LOSS FROM OPERATIONS	(1,243,158)	(275,858)	(54,646)

OTHER INCOME (EXPENSES)

Interest expense	(56)	(3)	-

Net Loss	$(1,243,214)	$(275,861)	$(54,646)

PER SHARE DATA:

Basic loss per common share	$(0.02)	$(0.30)	$(0.06)

Weighted average number of
common shares outstanding	54,871,314	920,114	920,114

LUVOO INTERNATIONAL, INC.
UNAUDITED

Consolidated Statements of Cash Flows

	For the Nine	For the Year	For the Year
	Months Ended	Ended	Ended
	September 30,	December 31,	December 31,
	2007	2006	2005
CASH FLOWS FROM OPERATING
ACTIVITIES

Net loss	$(1,243,214)	$(275,861)	$(54,646)
Adjustments to reconcile net loss to cash
used in operating activities:
Depreciation	29,132	54,763	54,554
Amortization of goodwill	319,252	-	-
Common stock issued for services	800,000	-	-
Change in operating assets and liabilities:
Change in accounts payable and
accrued expenses	(306,922)	3,131	-

Net Cash Used in Operating Activities	(401,752)	(217,967)	(92)

CASH FLOWS FROM INVESTING
ACTIVITIES

Purchase of technology	(56,171)	-	-
Purchase of property and equipment	(12,465)	(8,519)	-

Net Cash Used In Operating Activities	(68,636)	(8,519)	-

CASH FLOWS FROM FINANCING
ACTIVITIES

Loans from related parties	288,335	206,271	20,000
Common stock issued for cash	200,000	-	-

Net Cash Provided By Financing Activities	488,335	206,271	20,000

INCREASE (DECREASE) IN CASH	17,947	(20,215)	19,908

CASH AT BEGINNING OF PERIOD	-	20,215	307

CASH AT END OF PERIOD	$17,947	$-	$20,215

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash Paid For:
Interest	$56	$3	$-
Income Taxes	-	-	-
Non Cash Financing Activities:
Common stock issued for subsidiary	$79,024	$-	$-

LUVOO INTERNATIONAL, INC.
UNAUDITED

Consolidated Statements of Stockholders’ Equity

				Deficit
				Accumulated
			Additional	During
	Common Stock		Paid-In	Development
	Share	Amount	Capital	Stage

Balance January 1, 2005	920,114	$920	$305,330	$(241,727)

Net loss for the year
ended December 31, 2005	-	-	-	(54,646)

Balance, December 31, 2005	920,114	920	305,330	(296,373)

Net loss for the year
ended December 31, 2006	-	-	-	(275,861)

Balance, December 31, 2006	920,114	920	305,330	(572,234)

Common shares issued for
cash at $0.01 per share	20,000,000	20,000	180,000	-

Common shares issued for
services at $0.01 per share	80,000,000	80,000	720,000	-

Common shares issued for
subsidiary at $0.01 per share	7,902,400	7,902	71,122	-

Net loss for the nine months
ended September 30, 2007	-	-	-	(936,124)

Balance, September 30, 2007	108,822,514	$108,822	$1,276,452	$(1,508,358)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated May 22, 2008

Luvoo Int., Inc.

a Nevada corporation

/s/ Lourdes Y. Van Hoek

Lourdes Y. Van Hoek,

President, Secretary, CEO

/s/ Sue Mivelaz

Sue Mivelaz

Treasurer, CFO

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